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              MASTER INVESTMENT MANAGEMENT AND ADVISORY AGREEMENT
                                    BETWEEN
                              SECURITY FIRST TRUST
                                      AND
                SECURITY FIRST INVESTMENT MANAGEMENT CORPORATION

    MASTER INVESTMENT MANAGEMENT AND ADVISORY AGREEMENT, made as of the 30th day of October, 1997, between the SECURITY FIRST TRUST (the "Trust"), a business trust organized and existing under the laws of the Commonwealth of Massachusetts, and SECURITY FIRST INVESTMENT MANAGEMENT CORPORATION ("Adviser"), a corporation organized and existing under the laws of the State of Delaware.

                                  WITNESSETH:

    WHEREAS, the Trust is engaged in business as an open-end, diversified management investment company and is registered as such under the Investment Company Act of 1940 (the "Act"); and

    WHEREAS, the Adviser is engaged principally in the business of providing investment advice, business management and administrative services and is registered as an investment adviser under the Investment Advisers Act of 1940; and

    WHEREAS, the Trust operates as a "series company" as contemplated by Rule 18f-2 under the Act and is authorized to issue shares of beneficial interest in separate series with each such series representing interest in a separate portfolio of securities and other assets; and

    WHEREAS, the Trust currently offers shares of beneficial interest in four separate series: Bond Series, T. Rowe Price Growth and Income Series, Virtus Equity Series and Virtus U.S. Government Income Series, (collectively "Trust Series"); and

    WHEREAS, the Trust desires to retain the Adviser to render investment supervisory, business management and administrative services to each of the Trust Series in the manner and on the terms and conditions hereinafter set forth;

    NOW, THEREFORE, in consideration of the premises, and the mutual promises hereinafter set forth, the parties hereto agree as follows:

    1. Employment of Adviser -- The Trust hereby employs Adviser as its exclusive investment adviser and business manager to manage the investment and reinvestment of the assets of the Trust, to administer its affairs, and to perform the other services herein set forth.

    2.  Effective Date -- It is understood and agreed that as to the Trust
Series this Agreement shall take effect on           , 1997 ("Effective Date")
provided that on or prior to that date the terms of this Agreement have been approved by a vote of (a) a majority of the members of the Board of Trustees of the Trust, including a majority of the Trustees who are not parties to this Agreement or "interested persons" (as defined in the Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) a majority of the outstanding "voting securities" (as defined in the Act) of the Trust Series of the Trust.

    3. Term of Agreement and Continuance -- The term of this Agreement shall begin on the Effective Date and, unless sooner terminated as hereinafter provided, shall remain in effect for a period of two years from that date. Thereafter, this Agreement shall continue in effect from year to year only so long as such continuance is specifically approved at least annually by affirmative vote of the Board of Trustees of the Trust, which affirmative vote shall include a majority of those members of the Board who are not parties to the agreement or "interested persons" of any such party (as defined in the Act), or by affirmative vote of a majority of the outstanding shares of the Trust Series entitled to be cast and of a majority of those members of the Board who are not parties to the Agreement or "interested persons" (as defined in the Act) of any such party, cast in person at a meeting called for the purpose of voting on such continuance.

    4. Termination Without Penalty -- This Agreement may be terminated as to a particular Trust Series at any time on sixty (60) days' written notice, without the payment of any penalty, by the Board of Trustees of the Trust, by the vote of a majority of the outstanding voting securities of such Trust Series, or by the Adviser.

    5. Assignment Terminates Agreement -- This Agreement shall terminate automatically in the event of its assignment by either party. For the purpose of this paragraph, the term "assignment" shall have the meaning defined in Section 2(a)(4) of the Act.
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    6.  Amendment of Agreement -- This Agreement may be amended by mutual consent; however, such consent on the part of a Trust Series requires either a vote of a majority of the outstanding voting securities of such Trust Series or a vote of a majority of the Board of Trustees, and in either event, a vote of a majority of the Trustees of the Trust who are not interested persons of the Trust or the Adviser and who have no direct or indirect interest in the operations of the Trust, this Agreement, or the Adviser, cast in person at a meeting called for this purpose.

    7. Actions by Each Trust Series -- It is understood and agreed that this Agreement may be approved, continued, terminated without penalty or amended as to one or more Trust Series without affecting other Trust Series based upon the vote of (a) the Board of Trustees, including a majority of the non-interested Trustees, or (b) the shareholders of a particular Trust Series. The approval, continuation, termination without penalty or amendment of this Agreement shall be conditioned upon the actions of each of the Trust Series acting as a separate entity. Failure to approve or continue this Agreement or the vote to terminate this Agreement as to one Trust Series shall not act to negate this Agreement as to other Trust Series.

    8.  Duties of Adviser

    (a) Adviser agrees to act as the Trust's exclusive investment adviser and business manager to supervise and direct the investments of each Trust Series in accordance with the investment objectives and policies, programs and restrictions of each series as stated in the Trust's registration statement and its current prospectus and statement of additional information, and such other limitations as are imposed upon the Trust by virtue of regulations adopted under section 817(h) of the Internal Revenue Code of 1986, as such may be amended from time to time, and such other limitations as the Trust may impose by notice in writing to the Adviser.

    (b) The Adviser shall obtain and evaluate such information relating to the economy, industries, businesses, securities markets and securities as it may deem necessary to use in the discharge of its obligations hereunder and shall formulate and implement a continuing program for the management of the assets and resources of each Trust Series in a manner consistent with the particular series' investment objectives, policies and restrictions. The Adviser, as agent and attorney-in-fact with respect to the Trust, when it deems appropriate, may
(i) buy, sell, exchange, convert and otherwise trade in any stocks, bonds and other securities (including money market instruments), and (ii) place orders for the execution of such securities transactions with or through such brokers, dealers or issuers as the Adviser may select. The Adviser agrees to use its best efforts in acting as an investment adviser for the Trust as provided in this Agreement, and shall maintain such staff and facilities as it shall consider requisite for such purposes;

    (c) All transactions will be consummated by payment to, or delivery by, the Trust's Custodian of all cash and/or securities due to or from the Trust in accordance with the Trust's Custodial Agreement. The Adviser shall not act as Custodian for the Trust, but may issue such instructions to the Custodian as may be appropriate in connection with the settlement of transactions initiated by the Adviser pursuant to sub-paragraph (b) hereof. Instructions of the Adviser to the Trust and/or the Custodian shall be made in writing sent by first class mail, or by tested telegram cable or telex, as provided in the Custodial Agreement, or at the option of the Adviser, orally and confirmed in writing as soon as practical thereafter, and the Adviser shall instruct brokers and dealers executing orders on behalf of the Trust to forward to the Trust and/or the Custodian copies of all confirmations. The Adviser shall not be responsible for any loss incurred by reason of any act or omission of any broker or dealer or the Custodian; provided, however, that the Adviser will make reasonable efforts to require that brokers and dealers selected by the Adviser perform their obligations with respect to the Trust;

    (d) The Adviser may delegate any of the foregoing authority to one or more third parties at its discretion and to the extent in the opinion of counsel for Adviser that such delegation is consistent with applicable laws and regulations and is in the best interests of the Trust; provided, however, such delegation will in no way derogate the responsibility of Adviser under this Agreement;

    (e) The Adviser shall report to the Board of Trustees of the Trust, or to any committee or officers of the Trust acting pursuant to the authority of the Board, at such times and in such detail as the Board may deem appropriate in order to enable the Trust to determine that its investment objectives and policies are being observed and implemented and that the obligations of Adviser under this Agreement are being fulfilled. Any investment program undertaken by Adviser pursuant to this Agreement and any other activities undertaken by Adviser on behalf of the Trust shall at all times be subject to any directives of the Board of Trustees or any duly constituted committee or officer of the Trust acting pursuant to authority of the Board of Trustees;

    (f) In the management of the business affairs of the Trust, the Adviser shall:

        (i) Furnish to the Trust at its own expense office space and equipment, bookkeeping services (to the extent not otherwise provided by custodian or transfer agent), wire and telephone communication services and such

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    other services and facilities of this nature as may reasonably be necessary to the proper management of the Trust's business affairs;

        (ii) Provide the necessary executive and other personnel for managing the affairs of the Trust, including personnel to perform clerical and other office functions;

        (iii) Permit members of the Adviser's organization to serve without compensation from the Trust as officers, directors or agents of the Trust, if desired by the Board of Trustees of the Trust;

        (iv) Furnish general purpose accounting forms, supplies, stationery and postage relating to the obligations of the Adviser under the terms of this Agreement; and

        (v) Pay all expenses and charges not assumed by the Trust as hereinafter specifically provided, as may be incurred by the Adviser in the performance of its obligation hereunder.

    9. Fees -- Each Series shall pay the Adviser as full compensation for all services rendered hereunder a monthly fee at an annual rate of .50% ( 1/2 of 1%) based on the average daily net assets of the Bond Series and the T. Rowe Price Growth and Income Series and at the annual rate of .90% (nine-tenths of 1%) based on the average daily net asset value of each of the Virtus Equity and Virtus U.S. Government Income Series of the Trust during the year, computed in the manner used for determination of the offering price of shares of the Trust Series. Adviser's compensation shall be accrued daily and payable monthly.

    10. Expense Limitation Where Required by State Law -- To the extent that such is required by law, if the aggregate expenses of a Trust Series in any fiscal year exceed 2.5% of the first $30,000,000 of the average net assets of a Trust Series for that year, 2.0% of the next $70,000,000 of the average net assets for that year plus 1.5% of the remaining average net assets for that year (all calculated on a daily basis), the Adviser agrees to waive such portion of its advisory fee, as may be necessary to provide for any such expenses. Such waiver shall not exceed the full amount of the advisory fee for such year except as may be elected by the Adviser in its discretion. For this purpose, aggregate expenses of the Trust Series shall include the compensation of the Adviser, but shall exclude interest and taxes and certain extraordinary expenses. For the purposes of this paragraph the term "fiscal year" shall be prorated in the event of a period of less than a full fiscal year. The expense limitation shall be that part of 2.5%, 2.0% or 1.5% as the case may be, proportional to the portion of a full fiscal year elapsed. It is understood and agreed that any amounts contributed by the Adviser to the Trust Series either prior to or after the date of this Agreement, shall be repaid by the Trust Series to the Adviser, commencing with the fiscal year following the disbursement, provided that such repayment does not result in increasing the Trust's aggregate expenses above the aforementioned expense limitation ratios. Calculation of such repayment amounts shall be determined on a daily basis and paid no less frequently than monthly. If during any year that the Trust is making repayments to the Adviser, the Trust's expenses exceed such limitation ratios, the Trust shall recover such prior repayments from the Adviser to the extent of the excess determined on a cumulative annual basis.

    11. Agreements with Sub-Advisory Organizations -- It is understood and agreed that Adviser may enter into sub-advisory agreements with third parties for the provision of investment advice to Adviser relating to each Trust Series' portfolio of securities, investments, cash and other properties.

    12. Trust Expenses -- The Trust shall assume and pay the expenses and charges for:

        (a) All costs of preparation, printing and mailing of reports, notices, and proxy solicitation material furnished to Trust shareholders or to regulatory authorities, or of sales literature, prospectuses and offering circulars;

        (b) Compensation and expenses of Trustees of the Trust who are not directors, officers or employees of the Adviser or of a company affiliated with the Adviser;

        (c) Charges and expenses of any custodian or depository appointed by the Trust for the safekeeping of its assets, or for other custodial, disbursing agent and transfer agent services;

        (d) Charges and expenses of independent accountants and auditors;

        (e) Charges and expenses of any transfer agents and registrars;

        (f) Costs of issuing shares of the Trust, if any;

        (g) Fees and expenses, including legal, involved in registering and maintaining registration of the Trust and of its shares with the Securities and Exchange Commission and with any applicable state laws;

        (h) Legal fees and expenses in connection with the affairs of the Trust;

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        (i) Brokers' commissions and issue and transfer taxes chargeable to the
    Trust in connection with securities transactions to which the Trust is a party;

        (j) All taxes and registration, filing and other fees payable by the Trust to federal, state or other governmental agencies;

        (k) All expenses of shareholders' and Trustees' meetings and of preparing and printing reports to shareholders; fees and expenses of legal counsel in connection with the Trust's legal existence, financial structure and relations with shareholders;

        (l) Premiums for the fidelity bond maintained by the Trust pursuant to the requirements of Section 17 of the Investment Company Act of 1940, or other insurance policy protecting the assets of the Trust; and

        (m) All interest expenses.

    13. Public Reference to Adviser -- The Trust agrees to furnish the Adviser at its principal office copies of all post-effective amendments to its registration statement, prospectuses, statements of additional information, proxy materials, reports to stockholders, sales literature, or other material prepared for distribution to stockholders of the Trust or the public, which refer in any way to the Adviser, ten (10) days prior to use thereof and not to use such material if the Adviser shall object thereto in writing within seven
(7) days after receipt of such material. In the event of termination of this Agreement, the Trust will, on written request of the Adviser, forthwith delete any reference to the Adviser from any materials described in the preceding sentence. The Trust shall furnish or otherwise make available to the Adviser such other information relating to the business affairs of the Trust as the Adviser at any time, or from time to time, reasonably requires in order to discharge its obligations hereunder.

    14. Information Regarding Adviser -- The Adviser, its officers, directors and employees, shall make available and provide such information relating to itself, its organization, its personnel, and its activities as may, from time to time, reasonably be required by the Trust in the preparation of registration statements, prospectuses, reports and other documents required by federal and state securities laws. In addition, the Adviser, its officers, directors and employees, shall provide such information to the Board of Trustees of the Trust as said Board shall request and which may be reasonably necessary for the Board to evaluate the terms of this Agreement in accordance with the requirements of the Act.

    15. Dual Interests Permitted -- It is understood that Trustees, officers, agents and shareholders of the Trust are or may be interested in the Adviser as directors, officers, shareholders, or otherwise and that directors, officers, agents and shareholders of the Adviser are or may be interested in the Trust as Trustees, officers, stockholders or otherwise, that Adviser may be interested in the Trust and that the existence of any such dual interest shall not affect the validity hereof or of any transactions hereunder except as otherwise provided in the Declaration of Trust of the Trust and the Certificate of Incorporation of the Adviser, respectively, or by specific provision of applicable law.

    16. Advisory Service Not Exclusive -- It is understood that the Adviser may perform investment advisory services for various clients including investment companies. The Trust understands and agrees that the Adviser may give advice and take action with respect to any other clients which may differ from advice given or the timing or nature of actions taken with respect to the Trust, so long as it is the Adviser's policy, to the extent practical, to allocate investment opportunities to the Trust over a period of time on a fair and equitable basis relative to other clients. It is understood that the Adviser shall not have any obligation to initiate the purchase or sale, or to recommend for purchase or sale, for the Trust any security which the Adviser, its principals, affiliates or employees, may purchase or sell for its or their own accounts or for the account of any other client, if in the opinion of the Adviser such transaction or investment appears unsuitable, impractical or undesirable for the Trust.

    17. Brokerage Fees -- The Adviser, in carrying out its duties under this Agreement, may cause the Trust to pay a broker-dealer which furnishes brokerage or research services [as such services are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the "34 Act")] a higher commission than that which might be charged by another broker-dealer which does not furnish brokerage or research services or which furnishes brokerage or research services deemed to be of lesser value, if such commission is deemed reasonable in relation to the brokerage and research services provided by the broker-dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Adviser with respect to the accounts as to which it exercises investment discretion (as such term is defined in Section 3(a)(35) of the 34 Act).

    18. Compliance With Trust Documents -- Nothing herein contained shall be deemed to require the Trust to take any action contrary to its Declaration of Trust or By-Laws, or any applicable statutory or regulatory requirement to which

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it is subject or by which it is bound, or to relieve or deprive the Board of
Trustees of the Trust of its responsibility for and control of the conduct of the affairs of the Trust.

    19. Limitation of Liabilities -- Neither the Adviser nor any of its officers, directors, or employees, nor any person performing trading, or other functions of the Trust (at the direction or request of the Adviser) or the Adviser in connection with the Adviser's discharge of its obligations undertaken or reasonably assumed with respect to this Agreement, shall be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except for loss resulting from willful misfeasance, bad faith, or gross negligence in the performance of its or his duties on behalf of the Trust or from reckless disregard by the Adviser or any such person of the duties of the Adviser under this Agreement.

    Without limiting the generality of the foregoing, neither the Adviser nor any such person shall be deemed to have acted unlawfully or to have breached any duty to the Trust under state or federal law solely by reason of having caused the Trust to pay a member of any securities exchange, or any other securities broker or dealer, an amount of commission for effecting a securities transaction in excess of the commission another member of a securities exchange, or another securities broker or dealer, would have charged for effecting that transaction if the Adviser, or such person, determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Adviser with respect to the accounts as to which the Adviser exercises investment discretion.

    20. Books and Records -- The Adviser and the Trust agree to maintain and preserve for such period or periods as the Securities and Exchange Commission may prescribe by rules and regulations, such accounts, books and other documents as constitute the records forming the basis for all reports, including financial statements required to be filed pursuant to the Act and for the Trust auditor's certification relating thereto. The Adviser and the Trust agree that all accounts, books and other records maintained and preserved by each as required hereby shall be subject at any time, and from time to time, to such reasonable periodic, special and other examinations by the Securities and Exchange Commission, the Trust's auditors, the Trust or any representative of the Trust, or any governmental agency or other instrumentality having regulatory authority over the Trust. It is expressly understood and agreed that the books and records maintained by the Adviser on behalf of the Trust shall, at all times remain the property of the Trust. Moreover, the Trust agrees to supply the Adviser with copies of all documents filed with the Securities and Exchange Commission, and with such other information relating to the Trust's affairs as the Adviser may reasonably request.

    21. Definition of Terms -- Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Act shall be resolved by reference to such term or provision of the Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission validly issued pursuant to said Act. Specifically, the terms "vote of a majority of the outstanding voting securities," "interested person," "assignment," and "affiliated person," as used herein shall have the meanings assigned to them by the Act and rules thereunder. In addition, where the effect of a requirement of the Act, reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

    22. Notices -- Unless otherwise specified herein, all notices, instructions and advices with respect to securities transactions or other matters contemplated by this Agreement shall be deemed duly given to the Adviser when received in writing by the Adviser at 11365 West Olympic Boulevard, Los Angeles, California, 90064, and to the Trust when deposited for first class mail, addressed to (or delivered by hand to) the Trust at 11365 West Olympic Boulevard, Los Angeles, California 90064 and to the Custodian at State Street Bank and Trust Company, P.O. Box 2357, Boston, Massachusetts 02107, or such other address or addresses as shall be specified, in each case, in a notice similarly given. The Adviser may rely upon any notice (written or oral) from any person which the Adviser reasonably believes to be genuine and authorized.

    23. Additional Series -- Nothing herein shall be deemed to prevent the Trust from establishing new Trust Series and, in connection therewith, from retaining an investment adviser other than the Adviser to provide investment advisory services to such new Trust Series.

    24. Entire Agreement -- This writing constitutes the entire Agreement between the parties and no conditions or warranties shall be implied herefrom unless expressly set forth herein.

    25. This Agreement shall be governed by the laws of the state of Delaware.

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    IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and the year first above written.

Attest:                                   SECURITY FIRST TRUST
                                          on behalf of each of the Trust Series


       /s/ JAMES C. TURNER                By:   /s/ RICHARD C. PEARSON
------------------------------------         ----------------------------------
Assistant Secretary

Attest:                                   SECURITY FIRST INVESTMENT
                                          MANAGEMENT CORPORATION
       /s/ JAMES C. TURNER                By:   /s/ RICHARD C. PEARSON
------------------------------------         ----------------------------------
Assistant Secretary






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